Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Clark Khayat
Mayfield Village, Ohio 44143	(440) 395-2291
http://www.progressive.com

PROGRESSIVE REPORTS MAY RESULTS

MAYFIELD VILLAGE, OHIO — June 15, 2011 — The Progressive Corporation today reported the following results for May 2011:

(millions, except per share amounts and ratios; unaudited)	May 2011	May 2010	Change

Net premiums written	$1,134.6	$1,108.6	2%
Net premiums earned	$1,142.1	$1,105.9	3%
Net income	$74.1	$44.2	68%
Per share	$.11	$.07	72%
Total pretax net realized gains (losses) on securities (including net impairment losses)	$(.4)	$(15.1)	(97)%
Combined ratio	93.1	95.6	(2.5	)pts.
Average diluted equivalent shares	648.3	665.9	(3)%

(in thousands; unaudited)	May 2011	May 2010	Change

Policies in Force:
Agency – Auto	4,596.9	4,446.9	3%
Direct – Auto	3,759.4	3,470.0	8%

Total Personal Auto	8,356.3	7,916.9	6%
Total Special Lines	3,750.4	3,576.4	5%

Total Personal Lines	12,106.7	11,493.3	5%

Total Commercial Auto	510.3	518.9	(2)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Auto business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

May 2011

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,134.6

Revenues:
Net premiums earned	$1,142.1
Investment income	39.7
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses	0

Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	(.4)

Total net realized gains (losses) on securities	(.4)
Service revenues	1.9

Total revenues	1,183.3

Expenses:
Losses and loss adjustment expenses	812.4
Policy acquisition costs	107.2
Other underwriting expenses	143.6
Investment expenses	1.0
Service expenses	1.4
Interest expense	10.5

Total expenses	1,076.1

Income before income taxes	107.2
Provision for income taxes	33.1

Net income	$74.1

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	644.0

Per share	$.12

Diluted:
Average shares outstanding	644.0
Net effect of dilutive stock-based compensation	4.3

Total equivalent shares	648.3

Per share	$.11

[1]

See the Monthly Commentary at the end of this release. For a description of our reporting and accounting policies, see Note 1 to our 2010 audited consolidated financial statements included in our 2010 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

May 2011 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2011	2010	% Change

Net premiums written	$6,575.0	$6,359.8	3

Revenues:
Net premiums earned	$6,240.7	$5,981.5	4
Investment income	203.8	216.5	(6)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(1.4)	(9.3)	(85)
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses	0	6.2	NM

Net impairment losses recognized in earnings	(1.4)	(3.1)	(55)
Net realized gains (losses) on securities	125.3	26.8	368

Total net realized gains (losses) on securities	123.9	23.7	423
Service revenues	9.2	7.5	23

Total revenues	6,577.6	6,229.2	6

Expenses:
Losses and loss adjustment expenses	4,321.6	4,185.2	3
Policy acquisition costs	587.8	567.1	4
Other underwriting expenses	773.3	734.2	5
Investment expenses	5.6	5.8	(3)
Service expenses	7.1	8.8	(19)
Interest expense	52.5	58.6	(10)

Total expenses	5,747.9	5,559.7	3

Income before income taxes	829.7	669.5	24
Provision for income taxes	274.7	218.6	26

Net income	$555.0	$450.9	23

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	649.3	661.1	(2)

Per share	$.85	$.68	25

Diluted:
Average shares outstanding	649.3	661.1	(2)
Net effect of dilutive stock-based compensation	4.2	5.2	(19)

Total equivalent shares	653.5	666.3	(2)

Per share	$.85	$.68	25

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT – OTHER INFORMATION

May 2011

(millions – except per share amounts)

(unaudited)

The following table sets forth the comprehensive income for the period:

	Current Month	Year-to-Date
		2011	2010
Net income	$74.1	$555.0	$450.9

After-tax changes in:
Net unrealized gains (losses) on securities	27.0	137.7	125.7
Net non-credit related OTTI losses	0	0	(4.0)

Total net unrealized gains (losses) on securities	27.0	137.7	121.7
Net unrealized gains on forecasted transactions	(.2)	(1.3)	(1.4)
Foreign currency translation adjustment	.1	.6	(.5)

Comprehensive income	$101.0	$692.0	$570.7

Per share	$.16	$1.06	$.86

The following table sets forth the investment results for the period:

	Current Month	Year-to-Date
		2011	2010

Fully taxable equivalent total return:
Fixed-income securities	.7%	3.1%	3.2%
Common stocks	(1.1)%	8.5%	(.3)%
Total portfolio	.5%	3.6%	3.0%

Pretax recurring investment book yield	3.2%	3.4%	3.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

May 2011

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses [1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$583.6	$431.0	$1,014.6	$120.0	$0	$1,134.6
% Growth in NPW	1%	5%	2%	2%	NM	2%
Net Premiums Earned	$585.2	$445.3	$1,030.5	$111.1	$.5	$1,142.1
% Growth in NPE	2%	7%	4%	(3)%	NM	3%

GAAP Ratios
Loss/LAE ratio	72.0	71.7	71.8	64.2	NM	71.1
Expense ratio	21.7	22.3	22.0	22.1	NM	22.0

Combined ratio	93.7	94.0	93.8	86.3	NM	93.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$17.2
Current accident year						4.8

Calendar year actuarial adjustment	$8.4	$6.3	$14.7	$7.3	$0	$22.0

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$17.2
All other development						15.7

Total development						$32.9

Calendar year loss/LAE ratio						71.1

Accident year loss/LAE ratio						74.0

Statutory Ratios
Loss/LAE ratio						71.1
Expense ratio						22.2

Combined ratio						93.3

[1]

The other businesses generated an underwriting loss of $0.4 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

May 2011 Year-to-Date

($ in millions)

(unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses [1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$3,344.9	$2,566.5	$5,911.4	$663.6	$0	$6,575.0
% Growth in NPW	2%	7%	4%	(1)%	NM	3%
Net Premiums Earned	$3,208.9	$2,424.1	$5,633.0	$604.8	$2.9	$6,240.7
% Growth in NPE	3%	9%	5%	(3)%	NM	4%

GAAP Ratios
Loss/LAE ratio	69.4	69.9	69.6	66.0	NM	69.3
Expense ratio	21.0	22.7	21.7	22.3	NM	21.8

Combined ratio	90.4	92.6	91.3	88.3	NM	91.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$78.9
Current accident year						23.7

Calendar year actuarial adjustment	$42.9	$36.2	$79.1	$23.5	$0	$102.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$78.9
All other development						53.3

Total development						$132.2

Calendar year loss/LAE ratio						69.3

Accident year loss/LAE ratio						71.4

Statutory Ratios
Loss/LAE ratio						69.2
Expense ratio						21.4

Combined ratio						90.6

Statutory Surplus						$5,701.0

NM = Not Meaningful

[1]	For the year, the other businesses generated an underwriting loss of $0.8 million.
[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

May 2011
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $11,566.9)	$11,900.8
Equity securities:
Nonredeemable preferred stocks[1] (cost: $499.0)	1,056.8
Common equities (cost: $1,166.4)	1,675.3
Short-term investments (amortized cost: $1,600.9)	1,600.9

Total investments[2,3]	16,233.8
Net premiums receivable	2,966.3
Deferred acquisition costs	449.0
Other assets[4]	2,244.6

Total assets	$21,893.7

Unearned premiums	$4,688.2
Loss and loss adjustment expense reserves[4]	7,140.5
Other liabilities[3]	1,639.5
Debt	1,958.9
Shareholders’ equity	6,466.6

Total liabilities and shareholders’ equity	$21,893.7

Common shares outstanding	648.3
Shares repurchased – May	5.5
Average cost per share	$21.62
Book value per share	$9.97
Trailing 12-month return on average shareholders’ equity	18.5%
Net unrealized pretax gains (losses) on investments	$1,392.3
Increase (decrease) from April 2011	$41.6
Increase (decrease) from December 2010	$211.8
Debt-to-total capital ratio	23.2%
Fixed-income portfolio duration	2.0 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.25

[1]	As of May 31, 2011, we held certain hybrid securities and recognized a change in fair value of $8.3 million as a realized gain during the period we held these securities.
[2]	Includes $4.7 billion of short-term investments and U.S. Treasury securities prior to settling $17.9 million of net security transactions outstanding as of month-end.
[3]	Includes $17.9 million of net unsettled security transactions (as discussed in note 2 above).
[4]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $740.2 million, which are included in “other assets.”

Monthly Commentary

•

During May, the Company incurred catastrophe losses of about $48 million, or 4.2 combined ratio points, compared to $27 million, or 2.4 points, last year. The states with the largest exposures were Texas, Ohio, Missouri, and Minnesota, which accounted for slightly more than half of the total catastrophe losses that occurred during the month. On a quarter-to-date basis, we have incurred approximately $102 million, or 4.0 points, of catastrophe losses, compared to $34 million, or 1.4 points, for the same period last year.

Events

As previously announced, Progressive will host a simultaneous webcast of its 2011 Investor Relations Meeting on Friday, June 17, 2011 at 9:00 a.m. eastern time. The meeting will last approximately three hours and will include a question and answer session following the presentations. The meeting will also be available simultaneously, in a listen-only format, by phone. Participants via the phone will not be able to submit questions during the question and answer session. To attend the webcast or to receive the call-in instructions, visit our website at http://investors.progressive.com/events.aspx. Information that is distributed at the meeting will be made available on the website on the morning of the meeting.

We are currently scheduled to release June results on Thursday, July 14, 2011, before the market opens.

About Progressive

The Progressive Group of Insurance Companies makes it easy to understand, buy, and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever, and however it’s most convenient for them—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. We’re the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, the Snapshot DiscountSM, and a concierge level of claims service.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those reported herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments, including, but not limited to, health care reform and tax law changes; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.